Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-B

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                      February 15, 2007

                     RATING (S&P/Moodys/Fitch)        POOLFACTOR         PAY      NEXT PAY                         COUPON
TRANCHE   CURRENCY    ORIGINAL       CURRENT      ORIGINAL   CURRENT  FREQUENCY     DATE                     BASIS          CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA   AAA /Aaa/AAA     100%       100%   Quarterly   15 Mar 2007 3 Mth $ LIBOR +       0.05%   5.41000%
Class A2    EUR     AAA /Aaa/AAA   AAA /Aaa/AAA     100%       100%    Monthly    15 Mar 2007 1 Mth EURIBOR +       0.09%   3.70000%
Class A3    GBP     AAA /Aaa/AAA   AAA /Aaa/AAA     100%       100%   Quarterly   15 Mar 2007 3 Mth (pound) LIBOR + 0.09%   5.38563%
Class B3    GBP        A/A1/A         A/A1/A        100%       100%   Quarterly   15 Mar 2007 3 Mth (pound) LIBOR + 0.26%   5.55563%
Class C1    USD      BBB/Baa2/NR    BBB/Baa2/NR     100%       100%   Quarterly   15 Mar 2007 3 Mth $ LIBOR +       0.40%   5.76000%
Class C3    GBP      BBB/Baa2/NR    BBB/Baa2/NR     100%       100%   Quarterly   15 Mar 2007 3 Mth (pound) LIBOR + 0.46%   5.75563%

       Scheduled start of Controlled Accumulation Period:      1 June, 2009
       Expected maturity:                                      15 December, 2010
       Legal final maturity:                                   15 December, 2012
       Structure:                                              Sr/sub Seq Pay
       Tax Election:                                           Debt
       Amort. Type:                                            Soft Bullet
       Transferors:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
       Originators:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
       Servicer:                                               RBS Cards, a division of The Royal Bank of Scotland plc
       Trustee:                                                Bank of New York (The)
       Underwriter:                                            The Royal Bank of Scotland plc

Pool Performance
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Month end        Gross        Expense     Gross Charge      Excess         Excess       Transferor Interest
               Yield (%)      Rate (%)    Off Rate (%)    Spread (%)      Spread (%)             %           Min %
                                                                        Roll 1/4 Ave
Jan 31, 2007     20.92%        6.26%          7.61%          7.05%          6.10%              39.42%          6%
Dec 31, 2006     19.19%        6.46%          7.34%          5.39%          5.78%              41.40%          6%
Nov 30, 2006     19.49%        6.00%          7.62%          5.87%          5.41%              40.72%          6%
Oct 31, 2006     20.51%        5.79%          8.66%          6.06%          5.24%              41.87%          6%
Sep 30, 2006     17.88%        5.93%          7.67%          4.28%          5.29%              38.17%          6%
Aug 31, 2006     19.12%        5.92%          7.81%          5.39%          6.08%              38.88%          6%

Delinquencies (Principal receivables which are 30 days or more past due)
--------------------------------------------------------------------------------
                                      (% Pool)
               -----------------------------------------------------------
Month end       30-59 days    60-89 days    90-179 days    180+ days       Total
---------       ----------    ----------    -----------    ---------       -----

Jan 31, 2007       1.20%         0.96%         2.42%          3.67%        8.25%
Dec 31, 2006       1.20%         0.97%         2.36%          3.57%        8.09%
Nov 30, 2006       1.24%         0.96%         2.40%          3.56%        8.16%
Oct 31, 2006       1.24%         0.95%         2.39%          3.48%        8.05%
Sep 30, 2006       1.26%         1.01%         2.43%          3.63%        8.34%
Aug 31, 2006       1.28%         0.98%         2.47%          3.50%        8.23%

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Payment Rate
--------------------------------------------------------------------------------
                     Payments                                  Pool balance
               -------------------------------                 ------------
Month End       Total ((pound)000)   Rate (%)                   (pound)000

Jan 31, 2007         1,270,169        25.27%                     4,861,604
Dec 31, 2006         1,103,209        22.21%                     5,026,446
Nov 30, 2006         1,200,831        23.71%                     4,967,182
Oct 31, 2006         1,138,033        23.88%                     5,063,743
Sep 30, 2006         1,033,824        21.48%                     4,764,939
Aug 31, 2006         1,141,613        23.38%                     4,812,820

--------------------------------------------------------------------------------

-------------------------------------------------------------
Average Actual Balance:                     (pound)     1,002

Number of Accounts:                                 4,850,284
-------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of February, 2007.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business